                                                                       Exhibit 8


                       ADMINISTRATION SERVICES AGREEMENT



                                     between



            ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC.,


                           ALLMERICA INVESTMENT TRUST


                                       and


                         INVESTORS BANK & TRUST COMPANY

                       ADMINISTRATION SERVICES AGREEMENT



         AGREEMENT made as of April 1, 1999 by and among ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC., a Massachusetts corporation ("AFIMS"), ALLMERICA INVESTMENT TRUST (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, AFIMS serves as investment manager for the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto;
                                                             ----------
and

         WHEREAS, AFIMS desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows;

         1.       Appointment.
                  ------------

                  AFIMS hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2.       Delivery of Documents.
                  ----------------------

                  AFIMS has furnished the Bank with copies properly certified or authenticated of each of the following:

                  (a) The Fund's incorporating or organizing documents filed with the Commonwealth of Massachusetts on September 8, 1993 and all amendments thereto (the "Articles");

                  (b) The Fund's by-laws and all amendments thereto (the "By-Laws");

                  (c) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

                  (d) The Fund's most recent amendment to its Registration Statement on FoRM N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act; and

                  (e) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

                  (f) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

                  Upon request, AFIMS will promptly furnish, or cause to be furnished the Bank copies of all amendments of or supplements to the foregoing. Furthermore, each party to this Agreement will notify the other promptly of any matter which may materially affect the performance by the Bank of its services under this Agreement.

         3.       Duties of Administrator.
                  ------------------------

                  Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to
                                  ----------
time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee
                  ----------
schedule included in Appendix C hereto shall be appropriately amended.
                     ----------

                  In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act and other laws as applicable, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments.

         4.       Duties of the Fund.
                  -------------------

                  (a) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

         5.       Fees and Expenses.
                  ------------------

                  (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, AFIMS will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto. Such
                                                         ----------
fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill AFIMS separately and for which AFIMS shall reimburse the Bank.

                  (b) The Bank shall not be required to pay any expenses incurred by the Fund or AFIMS.

                  (c) This Agreement does not obligate the Fund to pay the Bank any fees or disbursements as described under paragraph 5(a) above.

          6.      Limitation of Liability.
                  ------------------------

                  (a) The Bank agrees to indemnify and hold AFIMS and its directors, officers, employees, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, costs and expenses, including reasonable attorneys' fees and expenses, resulting from any claim, demand, action or suit arising out of the Bank's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement.

                  (b) AFIMS agrees to indemnify and hold the Bank and its directors, officers, employees, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, costs, and expenses including reasonable attorneys' fees and expenses, resulting from any claim, demand, action or suit related to AFIMS's performance of, or failure to perform, its obligations under this Agreement and not resulting from willful misfeasance, bad faith or gross negligence of the Bank.

                  (c) The Bank may apply to AFIMS at any time for instructions and may consult counsel for AFIMS, or its own counsel, Morgan, Lewis and Bockius, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

                  (d) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events beyond the reasonable control of the Bank, the Bank shall not be liable to the Fund or AFIMS for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes, except as results from the Bank's own negligence, bad faith or willful misconduct. Notwithstanding the foregoing, the Bank has and shall maintain appropriate back-up and disaster recovery facilities and shall use its best efforts to provide all required information and services hereunder to the Fund and AFIMS as soon as possible after any such delay in performance.

         7.       Term and Termination of Agreement.
                  ----------------------------------

                  (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                      (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice.

                      (ii) If a majority of the Fund's Board reasonably determines that the performance of the Bank under this Agreement has been unsatisfactory, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. Such determination shall be based upon such information as the Fund's Board in its sole discretion elects to consider, including the Bank's performance against the "Performance Goals" (as defined below). In order to be effective, any Notice must be executed by two officers of the Fund. The Bank shall, within sixty (60) days after receipt of the Notice, either (i) correct the deficiencies listed in the Notice; or (ii) renegotiate terms of this Agreement in a form satisfactory to the Fund. If the conditions of the preceding sentence are not met within such sixty (60) day period, the Fund may terminate this Agreement without additional action by the Fund's Board upon an additional sixty (60) days written notice. For the purposes of this Section, "Performance Goals" shall mean the performance goal criteria mutually agreed between the parties. The parties agree to develop the initial Performance Goals no later than June 30, 1999 and agree to periodically review the Performance Goals for necessary updates due to changes in the nature or scope of services provided hereunder.

                  (b) At any time after the termination of this Agreement, the Fund or AFIMS may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

         8.       Miscellaneous.
                  -------------

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to AFIMS or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To AFIMS:

                        Allmerica Financial Investment Management Services, Inc. 440 Lincoln Street
                        Worcester, MA 01653
                        Attention:  President
                        With a copy to: Counsel

                  To the Fund:

                        Allmerica Investment Trust
                        440 Lincoln Street
                        Worcester, MA 01653
                        Attention:  President
                        With a copy to: Counsel

                  To the Bank:

                        Investors Bank & Trust Company
                        200 Clarendon Street, P.O. Box 9130
                        Boston, MA 02117-9130
                        Attention:  Geoffrey M. O'Connell, Director,
                                    Client Management
                        With a copy to: John E. Henry, General Counsel

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

                  (c) This Agreement shall, be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

                  (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

                  (e) The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         9.       Confidentiality.
                  ----------------

                  All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

         10.      Use of Name.
                  ------------

                  AFIMS shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be
                    ----------------
unreasonably withheld or delayed.

         11.     Limitation of Liability. A copy of the Agreement and
                 -----------------------
Declaration of Trust of the Fund is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by or on behalf of the Fund by the Trustees as Trustees or by the officers as officers and not individually, and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund, but are binding only upon the assets and property of the Fund. The parties hereto agree that no shareholder, Trustee or officer of the Fund may be held personally liable or responsible for any obligation of the Fund arising out of this Agreement.

         12.     Headings. The headings of the paragraphs hereof are included
                 --------
for convenience of reference only and do not form a part of this Agreement.


            (The remainder of this page intentionally left blank.)

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

ALLMERICA INVESTMENT TRUST

                                           By: /s/ Richard M. Reilly
                                               --------------------------
                                           Name:   Richard M. Reilly
                                           Title:  President


                                           ALLMERICA FINANCIAL INVESTMENT
                                           MANAGEMENT SERVICES, INC.


                                           By: /s/ Stephen W. Bright
                                               --------------------------
                                           Name:   Stephen W. Bright
                                           Title:  Vice President


                                           INVESTORS BANK & TRUST COMPANY


                                           By: /s/ Michael F. Rogers
                                               ----------------------------
                                           Name:   Michael F. Rogers
                                           Title:  Executive Vice President

                                 Appendices


           Appendix A...................................... Portfolios

           Appendix B...................................... Services

           Appendix C...................................... Fee Schedule

                                   Appendix A
                                   ----------

                                   Portfolios


..    Select Emerging Markets Fund
..    Select Aggressive Growth Fund
..    Select Capital Appreciation Fund
..    Select Value Opportunity Fund
..    Select International Equity Fund
..    Select Growth Fund
..    Select Strategic Growth Fund
..    Core Equity Fund
..    Equity Index Fund
..    Select Growth and Income Fund
..    Select Strategic Income Fund
..    Select Investment Grade Income Fund
..    Government Bond Fund
..    Money Market Fund

                                                            Appendix B
                                                            ----------

                                                             Services

                                                                                                          Suggested Fund Auditor
Function                           Investors Bank & Trust                  AFIMS                                  or Counsel
------------------------------------------------------------------------------------------------------------------------------------
  MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
-------------------------
Monitor portfolio            Perform tests of certain specific     Continuously monitor portfolio      A/C - Provide consultation
compliance in                portfolio activity designed from      activity and Fund operations in     as needed on compliance
accordance with the          provisions of the Fund's Prospectus   conjunction with 1940 Act,          issues.
current Prospectus           and SAL. Follow-up on potential       Prospectus, SAI and any other
and SAI.                     violations.                           applicable laws and regulations.
                                                                   Monitor testing results and
                                                                   approve resolution of
                                                                   compliance issues.

Frequency: Daily

Provide compliance           Provide a report of compliance        Review report.                      A/C - Provide consultation
summary package.             testing results.                                                          as needed.

Frequency: Monthly

Perform asset                Perform asset diversification          Continuously monitor portfolio     A - Provide consultation as
diversification testing to   tests at each tax quarter end.         activity in conjunction with IRS   needed in establishing
establish qualification      Follow-up on issues.                   requirements. Review test          positions to be taken in tax
as a RIC and to                                                     results and take any necessary     treatment of particular
meet requirements of                                                action. Approve tax positions      issues. Review quarter end
Section 817(h).                                                     taken.                             tests on a current basis.


Frequency: Quarterly


                                                                                                          Suggested Fund Auditor
Function                           Investors Bank & Trust                  AFIMS                                  or Counsel
-----------------------------------------------------------------------------------------------------------------------------------
  MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
        (CONT.)
---------------------------
Perform qualifying income    Perform qualifying income testing      Continuously monitor portfolio       A- Consult as needed on tax
to establish qualification   (on book basis income, unless          activity in conjunction with IRS     accounting positions to be
as a RIC.                    material differences are anticipated)  requirements. Review test            taken. Review in
                             on quarterly basis and as may          results and take any necessary       conjunction with year-end
                             otherwise be necessary. Follow-up      action. Approve tax positions        audit.
                             on issues.                             taken.

Frequency: Quarterly

Prepare the Fund's annual   Prepare preliminary expense budget.     Provide asset level projections.
expense budget. Establish   Notify fund accounting of new           Approve expense budget.
daily accruals.             accrual rates.

Frequency: Annually

Monitor the Fund's          Monitor actual expenses updating        Provide asset level projections      CIA - Provide consultation
expense budget.             budgets/expense accruals.               quarterly. Provide vendor            as requested.
                                                                    information as necessary.
                                                                    Review expense analysis and
                                                                    approve budget revisions.

Frequency: Monthly


                                                                                                          Suggested Fund Auditor
Function                           Investors Bank & Trust                  AFIMS                                  or Counsel
-----------------------------------------------------------------------------------------------------------------------------------
  MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
        (CONT.)
---------------------------
Receive and coordinate       Propose allocations of invoice        Approve invoices and
payment of fund expenses.    among Funds and obtain authorized     allocations of payments. Send
                             approval to process payment.          invoices to IBT in a timely
                                                                   manner.

Frequency: As often as
necessary

Calculate periodic dividend   Calculate amounts available for       Establish and maintain dividend     C - Review dividend
rates to be declared in       distribution. Coordinate review by    and distribution policies.          resolutions in conjunction
accordance with management    management and/or auditors. Notify    Approve distribution rates per      with Board approval.
guidelines.                   custody and transfer agent of         share and aggregate amounts.
                              authorized dividend rates in          Obtain Board approval when          A - Review and concur with
                              accordance with Board approved        required.                           proposed distributions
                              policy. Report dividends to Board as
Frequency: Quarterly/Annually required.

                                                                                                             Suggested Fund Auditor
Function                                       Investors Bank & Trust                     AFIMS                     or Counsel
-----------------------------------------------------------------------------------------------------------------------------------
     MANAGEMENT REPORTING
   & TREASURY ADMINISTRATION
           (CONT.)
------------------------------------
Calculate total return information on     Provide total return calculations.    Review total return information.
Funds as defined in the current
Prospectus and SAI.

Frequency: Monthly

Prepare responses to major industry       Prepare, coordinate as necessary, and Identify the services to which
questionnaires.                           submit responses to the appropriate   the Funds report. Provide
                                          agency.                               information as requested.
Frequency: As often as necessary

Prepare disinterested trustee Form 1099-  Summarize amounts paid to trustees    Provide social security numbers
Misc.                                     during the calendar year. Prepare     and current mailing address for
                                          and mail Form 1099-Misc.              trustees. Review and approve
                                                                                information provided for Form
Frequency: Annually                                                             1099-Misc.


                                                                                                             Suggested Fund Auditor
Function                                 Investors Bank & Trust                     AFIMS                           or Counsel
-----------------------------------------------------------------------------------------------------------------------------------
   FINANCIAL REPORTING
------------------------------------
Prepare financial information for     Prepare selected portfolio and        Review financial information.
presentation to Fund Management and   financial information for inclusion
Board of Directors.                   in board material.

Frequency: Quarterly

Coordinate the annual audit and semi- Coordinate the creation of templates  Provide past financial            A - Perform audit
annual preparation and printing of    reflecting client-selected            statements and other              and issue opinion on
financial statements and notes with   standardized appearance and text of   information required to create    annual financial
management, fund accounting and the   financial statements and footnotes.   templates, including report       statements.
fund auditors.                        Draft and manage production cycle.    style and graphics. Approve
                                      Coordinate with IBT fund accounting   format and text as standard.      A/C - Review reports.
                                      the electronic receipt of portfolio   Approve production cycle and
                                      and general ledger information.       assist in managing to the cycle.
                                      Assist in resolution of accounting    Coordinate review and approval
                                      issues. Using templates, draft        by portfolio managers of
                                      financial statements, coordinate      portfolio listings to be included
                                      auditor and management review, and    in financial statements. Prepare
                                      clear comments. Coordinate printing   appropriate management letter
                                      of reports and EDGAR conversion       and coordinate production
                                      with outside printer and filing       of Management Discussion and
                                      with the SEC via EDGAR.               Analysis. Review and approve
                                                                            entire report. Make appropriate
                                                                            representations in conjunction
                                                                            with audit.

Frequency: Annually/semi-annually

                                                                                                         Suggested Fund Auditor
Function                            Investors Bank & Trust                    AFIMS                             or Counsel
----------------------------------------------------------------------------------------------------------------------------------
          LEGAL
-----------------------------
Prepare and file Form N-SAR.   Prepare form for filing. Obtain any   Provide appropriate responses.     C - Review initial filing.
                               necessary supporting documents.       Provide applicable Exhibits to     A - Provide annual audit
                               File with SEC via EDGAR.              attach to filing. Review and       internal control letter to
                                                                     authorize filing.                  accompany the annual filing.

Frequency: Semi-annually

Assist the preparation and     Accumulate capital stock              Review and approve capital         A/C - Review informally
filing of Form 24f-2 Notice.   information.                          stock worksheet.                   when requested

Frequency: Annually

Respond to regulatory audits.  Compile and provide documentation     Coordinate with regulatory         C - Provide consultation as
                               pursuant to audit requests. Assist    auditors to provide requested      needed.
                               client in resolution of audit         documentation and resolutions
Frequency: As needed (at       inquiries.                            to inquiries.
least annually)

                                                                                                     Suggested Fund Auditor
Function                     Investors Bank & Trust                         AFIMS                        or Counsel
----------------------------------------------------------------------------------------------------------------------------------
      TAX
------------------
Prepare income tax      Calculate investment company               Provide transaction information   A - Provide consultation as
provisions.             taxable income, net tax exempt             as requested. Identify Passive    needed in establishing
                        interest, net capital gain and spillback   Foreign Investment Companies      positions to be taken in tax
                        dividend requirements. Identify            (PFICs). Approve tax              treatment of particular
                        book-tax accounting differences.           accounting positions to be        issues. Perform review in
                        Track required information relating        taken. Approve provisions.        conjunction with the year-
                        to accounting differences.                                                   end audit.

Frequency: Annually

                                                                                                       Suggested Fund Auditor
Function                      Investors Bank & Trust                       AFIMS                              or Counsel
----------------------------------------------------------------------------------------------------------------------------------
TAX (CONT.)
--------------------
Calculate excise tax    Calculate required distributions to     Provide transaction information        A - Provide consultation as
distributions           avoid imposition of excise tax.         as requested. Identify Passive         needed in establishing
                          - Calculate capital gain net          Foreign Investment Companies           positions to be taken in tax
                            income and foreign currency         (PFICs). Approve tax                   treatment of particular
                            gain/loss through October 31.       accounting positions to be             issues. Review and concur
                          - Calculate ordinary income and       taken. Review and approve all          with proposed distributions
                            distributions through a specified   income and distribution                per share.
                            cut off date.                       calculations, including
                          - Project ordinary income             projected income and dividend
                            from cut off date to December       shares. Approve distribution
                            31.                                 rates per share and aggregate
                          - Ascertain dividend shares.          amounts. Obtain Board
                        Identify book-tax accounting            approval when required.
                        differences. Track required
                        information relating to accounting
                        differences. Coordinate review by
                        management and fund auditors.
                        Notify custody and transfer
                        agent of authorized dividend
                        rates in accordance with Board
                        approved policy. Report dividends to
                        Board as required.

Frequency: Annually


                                                                                                      Suggested Fund Auditor
Function                     Investors Bank & Trust                           AFIMS                          or Counsel
----------------------------------------------------------------------------------------------------------------------------------
   TAX (CONT.)
-----------------
Prepare tax returns     Prepare excise and RIC tax returns.        Review and sign tax return.       A - Review and sign tax
                                                                                                     return as preparer.
Frequency: Annually

Prepare Form 1099       Obtain yearly distribution                 Review and approve
                        information. Calculate 1099                information provided for Form
                        reclasses and coordinate with transfer     1099.
                        agent.

Frequency: Annually

Prepare other           Obtain yearly income distribution          Review and approve
year-end tax-related    information. Calculate disclosures         information provided.
disclosures             (i.e., dividend received deductions,
                        foreign tax credits, tax-exempt
                        income, income by jurisdiction) and
                        coordinate with transfer agent.


Frequency: Annually

                                  Appendix C


                          Allmerica Investment Trust
                          --------------------------

                                 Fee Schedule

--------------------------------------------------------------------------------
              CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V. and
                              FUND ADMINISTRATION
--------------------------------------------------------------------------------

A. Domestic Custody, Fund Accounting, Calculation of N.A.V. and Fund
   -----------------------------------------------------------------
     Administration
     --------------

     The following fees will apply to all assets for which Investors Bank provides custody, fund accounting, calculation of N.A.V. and fund administration. This fee does not include transactions or global custody costs.


                                                      Annual Fee
                                                      ----------
First $2 Billion of Net Assets                        3.5 Basis Points
Next $2 Billion of Net Assets                         2.5 Basis Points
Assets in excess of $4 Billion                        2.0 Basis Points

The yearly minimum fee for each fund is $75,000. Future funds in addition to the 14 funds are subject to a $75,000 minimum fee.

B. Transactions
   ------------
   . DTC/Fed Book Entry             $ 8**
   . Physical Securities             35
   . Options and Futures             18
   . GNMA Securities                 30
   . Principal Paydown                5
   . Foreign Currency                18***
   . Outgoing Wires                   7
   . Incoming Wires                   5

** Assumes trade information is sent electronically to Investors Bank in the ISITC/SWIFT format. Manual trades will be billed at $12.00 per trade. There are no transaction charges for use of the Investors Bank Repo.

***There are no transaction charges for F/X contracts executed by Investors
Bank.

C. Foreign Subcustodian Fees
   -------------------------

         . Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, script fees, registration, exchange fees, and other market charges are out-of-pocket.

         . Investors Bank will require the fund to hold all international assets at the subcustodian of our choice.


--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------


A. Out-of-Pocket
   -------------

   . These charges consist of:

     -Reasonable Legal Expenses                       -Non Standard Extracts
     -Printing, Delivery & Postage                    -Data Transmissions
     -Third Party Review                              -Forms & Supplies
     -Extraordinary Travel Expenses                   -Micro Rental
     -Customized Systems Development/Reports          -InvestView
     -Pricing and Verification services
     -Telecommunications
     -Financial Statement Printing/Edgarization
     -Support Equipment Rental

B. Domestic Balance Credit
   -----------------------

   . We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.


C. Foreign Exchange, Cash Management and Securities Lending
   --------------------------------------------------------

   . This Fee Schedule assumes Investors Bank will perform foreign exchange, cash management and security lending services for the portfolios. Securities lending revenue is split with the portfolios and Investors Bank on a 60/40% basis: 60% going to the portfolio. Securities lending revenue to AIT is estimated to be $750,000 per year based on current portfolios.

D. Payment
   -------

   . The above fees will be charged against the fund's custodian checking account five business days after the invoice is mailed.

E. Systems
   -------

   . The details of any systems work will be determined after a thorough business analysis. System's work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional hours will be billed on a time and material basis.

F. Term
   ----

   . The term of this Fee Schedule shall be three years commencing upon the date of conversion of the Company's assets to the Bank (the "Initial term").


* This fee schedule is contingent on Investors Bank providing custody and related services for the Allmerica Separate Accounts, Allmerica Securities Trust and The Fulcrum Trust.

* This fee schedule is confidential between Investors Bank and the Allmerica Investment Trust and shall not be disclosed to any third party without the written consent of both parties, except the Fund may include this fee schedule in filings with the Securities and Exchange Commission as required.

                                 Addendum to
                                 -----------
                                  Appendix C
                                  ----------
           to Administration Services Agreement dated April 1, 1999
           --------------------------------------------------------


                            Allmerica Investment Trust

                                  Fee Schedule

--------------------------------------------------------------------------------
              CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V. and
                              FUND ADMINISTRATION
--------------------------------------------------------------------------------

      A. Domestic Custody, Fund Accounting, Calculation of N.A.V. and Fund
         -----------------------------------------------------------------
         Administration
         --------------

 This addendum is to clarify the amount of fees set forth in the Fee Schedule that will apply to fund administration services provided by Investors Bank. Of the fees set forth under the heading "Domestic Custody, Fund Accounting, Calculation of N.A.V. and Fund Administration," (including any minimum fees charged) $24,000 annually per portfolio will be charged on account of administrative services provided by Investors Bank. Such amounts do not constitute fees in addition to those set forth in the Fee Schedule referenced above and will not be charged to the Fund but rather will be charged and billed on a monthly basis directly to ALLMERICA FINANCIAL, INVESTMENT MANAGEMENT SERVICES, INC., a Massachusetts corporation ("AFIMS"), as investment manager for the Fund. AFIMS hereby agrees to pay all such amounts billed within 30 days of its receipt of an invoice for such amounts from Investors Bank.

 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of April 1, 1999.



                            ALLMERICA INVESTMENT TRUST


                            By: /s/ John P. Kavanaugh
                               -------------------------------
                            Name:  John P. Kavanaugh
                            Title: Vice President



                            ALLMERICA FINANCIAL INVESTMENT
                            MANAGEMENT SERVICES, INC.


                            By: /s/ Stephen W. Bright
                               -------------------------------
                            Name:  Stephen W. Bright
                            Title: Vice President



                            INVESTORS BANK & TRUST COMPANY


                            By: /s/ Andrew M. Nesvet
                               -------------------------------
                            Name:  Andrew M. Nesvet
                            Title: Senior Director

                                 Addendum to
                                 -----------
                                  Appendix C
                                  ----------
           to Administration Services Agreement dated April 1, 1999
           --------------------------------------------------------


                            Allmerica Investment Trust

                                  Fee Schedule

--------------------------------------------------------------------------------
              CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V. and
                              FUND ADMINISTRATION
--------------------------------------------------------------------------------

      A. Domestic Custody, Fund Accounting, Calculation of N.A.V. and Fund
         -----------------------------------------------------------------
         Administration
         --------------

 This addendum is to clarify the amount of fees set forth in the Fee Schedule that will apply to fund administration services provided by Investors Bank. Of the fees set forth under the heading "Domestic Custody, Fund Accounting, Calculation of N.A.V. and Fund Administration," (including any minimum fees charged) $24,000 annually per portfolio will be charged on account of administrative services provided by Investors Bank. Such amounts do not constitute fees in addition to those set forth in the Fee Schedule referenced above and will not be charged to the Fund but rather will be charged and billed on a monthly basis directly to ALLMERICA FINANCIAL, INVESTMENT MANAGEMENT SERVICES, INC., a Massachusetts corporation ("AFIMS"), as investment manager for the Fund. AFIMS hereby agrees to pay all such amounts billed within 30 days of its receipt of an invoice for such amounts from Investors Bank.

 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of April 1, 1999.



                            ALLMERICA INVESTMENT TRUST


                            By: /s/ John P. Kavanaugh
                               -------------------------------
                            Name:  John P. Kavanaugh
                            Title: Vice President



                            ALLMERICA FINANCIAL INVESTMENT
                            MANAGEMENT SERVICES, INC.


                            By: /s/ Stephen W. Bright
                               -------------------------------
                            Name:  Stephen W. Bright
                            Title: Vice President



                            INVESTORS BANK & TRUST COMPANY


                            By: /s/ Andrew M. Nesvet
                               -------------------------------
                            Name:  Andrew M. Nesvet
                            Title: Senior Director

                                 Addendum to
                                 -----------
                                  Appendix B
                                  ----------
                  to Custodian Agreement dated April 1, 1999
                  ------------------------------------------


                            Allmerica Investment Trust

                                  Fee Schedule

--------------------------------------------------------------------------------
              CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V. and
                              FUND ADMINISTRATION
--------------------------------------------------------------------------------

      A. Domestic Custody, Fund Accounting, Calculation of N.A.V. and Fund
         -----------------------------------------------------------------
         Administration
         --------------

 This addendum is to clarify the amount of fees set forth in the Fee Schedule that will apply to fund administration services provided by Investors Bank. Of the fees set forth under the heading "Domestic Custody, Fund Accounting, Calculation of N.A.V. and Fund Administration," (including any minimum fees charged) $24,000 annually per portfolio will be charged on account of administrative services provided by Investors Bank. Such amounts do not constitute fees in addition to those set forth in the Fee Schedule referenced above and will not be charged to the Fund but rather will be charged and billed on a monthly basis directly to ALLMERICA FINANCIAL, INVESTMENT MANAGEMENT SERVICES, INC., a Massachusetts corporation ("AFIMS"), as investment manager for the Fund. AFIMS hereby agrees to pay all such amounts billed within 30 days of its receipt of an invoice for such amounts from Investors Bank.

 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of April 1, 1999.



                            ALLMERICA INVESTMENT TRUST


                            By: /s/ John P. Kavanaugh
                               -------------------------------
                            Name:  John P. Kavanaugh
                            Title: Vice President



                            ALLMERICA FINANCIAL INVESTMENT
                            MANAGEMENT SERVICES, INC.


                            By: /s/ Stephen W. Bright
                               -------------------------------
                            Name:  Stephen W. Bright
                            Title: Vice President



                            INVESTORS BANK & TRUST COMPANY


                            By: /s/ Andrew M. Nesvet
                               -------------------------------
                            Name:  Andrew M. Nesvet
                            Title: Senior Director

                           FIRST AMENDMENT AGREEMENT

                                    To the

                       ADMINISTRATION SERVICES AGREEMENT


                                    between

           ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC.,

                          ALLMERICA INVESTMENT TRUST

                                      and

                        INVESTORS BANK & TRUST COMPANY

                              AMENDMENT AGREEMENT



     AGREEMENT, effective as of July 1, 2000, by and between ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC., a Massachusetts corporation ("AFIMS"), the ALLMERICA INVESTMENT TRUST, a Massachusetts business trust (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, AFIMS, the Fund and the Bank entered into an Administration Services Agreement dated as of April 1, 1999 (the "Administration Agreement"); and

     WHEREAS, AFIMS, the Fund and the Bank desire to amend the Administration Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. Amendment of the Administration Agreement.
   -----------------------------------------

(A)  The document attached as Appendix A to this Amendment Agreement supersedes
                              -------- -
any and all existing Portfolio Listings previously agreed to between the Bank and the Fund and shall constitute the Appendix A to the Administration
                                      ----------
Agreement effective July 1, 2000.


             (The remainder of this page intentionally left blank)

                                  APPENDIX A
                                  ----------

Portfolios of the Allmerica Investment Trust covered by this Agreement as of July 1, 2000:

     .  Select Emerging Markets Fund
     .  Select Aggressive Growth Fund
     .  Select Capital Appreciation Fund
     .  Select Value Opportunity Fund
     .  Select International Equity Fund
     .  Select Growth Fund
     .  Select Strategic Growth Fund
     .  Core Equity Fund (See note 1)
     .  Equity Index Fund
     .  Select Growth and Income Fund
     .  Select Income Fund
     .  Investment Grade Income Fund
     .  Government Bond Fund
     .  Money Market Fund
     .  Select Strategic Income Fund (See note 2)


(1) Name change only from Growth Fund
(2) Added as a new portfolio to the Allmerica Investment Trust

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By: /s/ Andrew M. Nesvet
   --------------------------

Name: Andrew M. Nesvet
      -----------------------

Title: Managing Director
       ----------------------


ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC.


By: /s/ Kristin L. Bushard
   --------------------------

Name:  Kristin L. Bushard
      -----------------------

Title:  Vice President
       ----------------------


ALLMERICA INVESTMENT TRUST


By: /s/ Paul T. Kane
   --------------------------

Name: Paul T. Kane
      -----------------------

Title:  Treasurer
       ----------------------